Exhibit 10.4

PLEDGE OF SHARES

Over certain shares in Business Marketing Services, Inc
BETWEEN	Hans Pandeya as pledgor
AND	Emil Koutanov, Guy Havenstein, Tony Fle-Danijelovich as pledgee

CONTENTS

1. BACKGROUND	i
2. DEFINITIONS	ii
3. PLEDGE	ii
4. VOTING RIGHTS	ii
5. PERFECTION	ii
6. CONTINUING SECURITY	ii
7. ENFORCEMENT	iii
8. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS	iii
9. POWER OF ATTORNEY	iv
10. ASSIGNMENT	iv
11. LAW AND JURISDICTION	v

Schedule 1:                                Power of attorney
PLEDGE OF SHARES

BETWEEN	Hans Pandeya as pledgor

Founders as pledgee

This pledge agreement (the "Pledge Agreement") is made on [] November 2006 by

(1)	Hans Pandeya (the "Pledgor"), a Swedish natural person, passport no, [] with home address at 113 Harvard Street, Cambridge MA 02141, as pledgor in favour of

(2)	Founders (the "Pledgee"), Emil Koutanov, Guy Havenstein, Tony Fle-Danijelovich as pledgee.

1.	BACKGROUND

The agreement. Pursuant to a Asset Transfer Agreement (the "Agreement") dated the date hereof between Business Marketing Services, Inc as buyer (the "Buyer") and the Pledgee as seller, the Pledgee has agreed to sell its entire assets and rights in the gTrade Trading Platform for an amount of USD 300,000 to the Buyer. The transfer of ownership to the assets under the Agreement has been effectuated on the date hereof. However, the Buyer has been granted a credit with respect to USD 300,000 of the purchase price, which only falls due on 31 May 2010. As security for this credit Hans Pandeya, shareholder in the Buyer, has agreed to pledge certain of his shares in the Buyer to the Pledgee on the terms and conditions set forth below.

Outstanding payment obligation. The outstanding payment obligation of the Buyer under the Agreement in the amount of USD 300,000 is referred to as the "Secured Obligation". The Secured Obligation comprises all actual, contingent, present and/or future obligations and liabilities of the Buyer from time to time to the Pledgee with respect to payment of the outstanding part of the purchase price under the Agreement.

The Company. Business Marketing Services, Inc is an American company having its registered address at One Broadway, 10th floor, Cambridge MA 02142 (the "Company").  The shares in the Company are traded on the OTC BB in the US with the ticker symbol BMSV.

The shares. The Pledgor is the owner of 300,000 shares in the Company.

2.	DEFINITIONS

Defined terms. In addition to the terms defined above, the following terms shall have the following meaning in this Pledge Agreement:

"Shares" means [300,000 of the Pledgor's present shares in the Company, including all rights to receive dividends, liquidation or redemption proceeds.

Headings. In this Pledge Agreement clause headings are for ease of reference only.

3.	PLEDGE

Pledge. As security for the fulfilment of the Secured Obligation, the Pledgor hereby pledges with first priority to the Pledgee all its right, title and interest in and to the Shares.

4.	VOTING RIGHTS

Voting rights. Notwithstanding Clause 3, the Pledgor has the right to exercise the voting rights on the Shares in a manner consistent with this Pledge Agreement and the Agreement.

5.	PERFECTION

Perfection. The Pledgor undertakes immediately to procure that the Pledgee is registered as pledgee in the OTC:BB system with respect to the Shares.

6.	CONTINUING SECURITY

Effective date. This Pledge Agreement shall be effective as of the date hereof and shall continue to be effective until the Secured Obligation have been fulfilled.

No discharge. This Pledge Agreement will not be discharged or affected by:

(a)	any invalidity or unenforceability of the Pledgor's or any other person's obligations under the Agreement or any security granted in connection therewith;

(b)	any extensions or time granted to the Pledgor or any other person who is liable for any obligations under the Agreement or any failure or delay in enforcing any such obligations under the Agreement;

(c)	any release of or amendment to the Agreement any of the security granted in connection therewith;

(d)	the Pledgor or any other person who is liable for any of the obligations under the Agreement being or becoming insolvent; or

(e)	any other act or omission of any kind by the Pledgor, the Pledgee or any other person which might constitute a discharge or reduction of the Pledgor's obligations under this Pledge Agreement.

Reinstatement in the event of bankruptcy. If any payments received in relation to the Secured Obligation are set aside in the event of a bankruptcy, the Secured Obligation shall be restored to also include such payments and this Pledge Agreement shall forthwith be in force notwithstanding any termination of this Pledge Agreement and/or the fulfilment of the Secured Obligation.

7.	ENFORCEMENT

Remedies. If the Buyer has not paid the Secured Obligation in full to the Pledgee on 31 May 2010, the Pledgee has the right to immediately:

(a)	sell all or part of the Shares without judgement or any other basis for execution;

(b)	exercise any or all rights attached to the Shares including the voting rights;

8.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

Representations and warranties. The Pledgor represents and warrants to the Pledgee that:

(a)	the Shares are not subject to any encumbrances other than as set forth in this Pledge Agreement;

(b)	none of the Shares is subject to any shareholders' agreements; and

(c)
there are no provisions in the Company's Articles of Association and the Pledgor is not subject to any other agreement, which restricts the transfer of the Shares or the ability of the Pledgor to enter into this Pledge Agreement (is this corrected? How about restricted shares?), including any rights of first refusal, options, pre-emptive rights, requirements for consent or any rights restricting or affecting the voting rights on or the disposal of the Shares.

Undertakings. The Pledgor undertakes towards the Pledgee:

(a)	not to grant or permit to exist, and immediately procure the removal of any encumbrance on the Shares (including the voting rights), except as set out in this Pledge Agreement;

(b)	not to sell or otherwise dispose of the Shares fully or partly;

(c)	immediately to forward any relevant notices regarding the Shares and the Company to the Pledgee;

(d)
to execute and deliver to the Pledgee such other documents and do such acts and take such steps which the Pledgee shall request for the purpose of perfecting and exercising its rights under this Pledge Agreement;

(e)	not to enter into any shareholders' agreement with respect to the Shares;

(f)
not to vote, without the prior written consent of the Pledgee, for any resolution or do or cause or permit to be done anything which will, or could be reasonably expected to, materially adversely affect the Shares or the effectiveness or value of the pledge or the Pledgee’s rights under this Pledge Agreement; and

(g)	to ensure that all share certificates and any other instruments issued in relation to the Shares, are immediately delivered in original to the Pledgee.

(h)
to not impede upon the Pledgee's rights to the full enjoyment including the sale of the Pledged Shares beyond those limitations that are imposed by the U.S. Securities and Exchange Commission (the "SEC"); and

(i)	in accordance to the Rule 144 of the SEC, the Pledgor will immediately upon request, grant consent to the Pledgee to the removal of the restricted legend from the Pledged Shares.

9.	POWER OF ATTORNEY

The Pledgor irrevocably appoints the Pledgee as its agent with full power and authority upon the occurrence of an event of default under the Agreement to act for the Pledgor and in its name and on its behalf:

(a)	to do such things and take such action as is set forth in Clause 7; and

(b)	to sign and register all documents, which may be necessary in connection with a transfer of the Shares and to receive and sign for all sale proceeds.

In case of an event of default set forth in Section 9.1, the Pledgor will at the request of the Pledgee issue a separate power of attorney in the form set out in Schedule 1, giving the Pledgee the exclusive right to exercise or cause to be exercised the voting right and other shareholder rights pertaining to all of the Pledgor’s shares and other securities held in the Company, including but not limited to the Shares. The power of attorney shall be renewed annually and the Pledgor shall ensure that such power of attorney at all relevant times remains in effect.

10.	ASSIGNMENT

The Pledgee may at any time assign or transfer all or part of its rights or obligations under this Pledge Agreement without the prior consent from the Pledgor.

11.	LAW AND JURISDICTION

Law. This Pledge Agreement shall be governed by Australian law.

Main jurisdiction. The courts of New South Wales in Australia  shall have exclusive jurisdiction with respect to any dispute arising out of or in connection with this Pledge Agreement.

As Pledgor
Hans Pandeya:

Signature: /s/ Hans Pandeya

As Pledgee
Founders:

Signature:
Print name:
Capacity:

Schedule 1

FORM OF POWER OF ATTORNEY

Hans Pandeya (the “Pledgor”) hereby empowers any person duly appointed by Founders (the Pledgee) to attend all general meetings of the shareholders in Business Marketing Services, Inc  (the Company) as the Pledgor’s representative and to vote at such general meeting for all the shares in the Company owned by the Pledgor.

This power of attorney is irrevocable and will exclude the Pledgor from exercising the voting rights at general meeting of shareholders in the Company.

This power of attorney becomes effective on the date it is signed by the Pledgor and it shall remain in force for one year from such date.

This power of attorney shall in all respects be governed by and construed in accordance with the laws of new South Wales, Australia.

Date           /           2010

________________________
Hans Pandeya